Expedia Group Reports Third Quarter 2023 Results
Posts record revenue and profitability
Reiterates full year guidance of double-digit topline growth with margin expansion
Announces new $5 billion share repurchase authorization
SEATTLE, WA – November 2, 2023 – Expedia Group, Inc. (NASDAQ: EXPE) announced financial results today for the third quarter ended September 30, 2023.

"Our strong third quarter results with record revenue and profitability came in ahead of our guidance and reflect the resilience of travel demand and continued improvements stemming from the execution of our strategy. Our B2B business continues to demonstrate strong year-over-year revenue growth, while more importantly, our B2C revenue growth accelerated over 400 basis points sequentially. Our new unified loyalty program, One Key, is showing good early results following its July launch in the US. In addition, we have just completed the final leg of the Vrbo migration to our single front-end stack,” said Peter Kern, Vice Chairman and CEO, Expedia Group. “With the last of our major migrations behind us, we are now well positioned to further accelerate our business and drive stronger shareholder returns. To that end, we have completed a record $1.8 billion in share repurchases year-to-date and have a new $5 billion share repurchase authorization from our Board."

Third Quarter Highlights
•Lodging gross bookings at $18.5 billion grew 8% compared to 2022, and were at record levels for any third quarter.
•Revenue at $3.9 billion grew 9% compared to 2022 and was a record for any quarter. B2C revenue growth compared to 2022 accelerated over 400 basis points sequentially. B2B revenue at $995 million was a record and was an increase of 26%, compared to 2022.
•Net income was $425 million for the third quarter. Adjusted net income at $778 million was a record for any quarter.
•Record adjusted EBITDA was $1.2 billion, an increase of 13% with 110 basis points of margin expansion, compared to 2022.
•Repurchased approximately 17 million shares for a record $1.8 billion year-to-date.

Financial Summary & Operating Metrics (In millions except per share amounts)

	Expedia Group, Inc.
Metric	Q3 2023	Q3 2022	Δ Y/Y
Booked room nights	89.3	81.6	9%
Gross bookings	$25,685	$23,987	7%
Revenue	$3,929	$3,619	9%
Operating income	$607	$747	(19)%
Net income attributable to Expedia Group, Inc.	$425	$482	(12)%
Diluted earnings per share	$2.87	$2.98	(3)%
Adjusted EBITDA	$1,216	$1,079	13%
Adjusted net income	$778	$640	21%
Adjusted EPS	$5.41	$4.05	33%
Net cash used in operating activities	$(1,375)	$(997)	38%
Free cash flow	$(1,588)	$(1,167)	36%
* A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this release.

Conference Call
Expedia Group, Inc. will webcast a conference call to discuss third quarter 2023 financial results and certain forward-looking information on Thursday, November 2, 2023 at 1:30 p.m. Pacific Time (PT). The webcast will be open to the public and available via ir.expediagroup.com. Expedia Group expects to maintain access to the webcast on the IR website for approximately twelve months subsequent to the initial broadcast.

About Expedia Group
Expedia Group, Inc. (NASDAQ: EXPE) companies power travel for everyone, everywhere through our global platform. Driven by the core belief that travel is a force for good, we help people experience the world in new ways and build lasting connections. Our organization is made up of three pillars: Expedia Product and Technology, focused on the group’s product and technical strategy and offerings; Expedia Brands, housing all our consumer brands; and Expedia for Business, consisting of business-to-business solutions and relationships throughout the travel ecosystem. The Expedia Group family of brands includes: Expedia®, Hotels.com®, Expedia® Partner Solutions, Vrbo®, trivago®, Orbitz®, Travelocity®, Hotwire®, Wotif®, ebookers®, CheapTickets®, Expedia Group™ Media Solutions, CarRentals.com™, and Expedia Cruises™.
© 2023 Expedia, Inc., an Expedia Group company. All rights reserved. Trademarks and logos are the property of their respective owners. CST: 2029030-50

Contacts
Investor Relations                    Communications
ir@expediagroup.com                    press@expediagroup.com

Expedia Group, Inc.
Trended Metrics
(All figures in millions)

The metrics below are intended to supplement the financial statements in this release and in our filings with the SEC, and do not include adjustments for one-time items, acquisitions, foreign exchange or other adjustments. The definition or methodology of any of our supplemental metrics are subject to change, and such changes could be material. We may also discontinue certain supplemental metrics as our business evolves over time. In the event of any discrepancy between any supplemental metric and our historical financial statements, you should rely on the information included in the financial statements filed with or furnished to the SEC.

	2021				2022				2023			Full Year
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	2021	2022
Units sold
Booked room nights	54.0	68.4	65.4	59.7	77.0	82.5	81.6	70.8	94.5	89.7	89.3	247.5	312.0
Booked air tickets	8.9	13.4	12.7	11.3	13.1	13.5	12.2	11.1	14.0	13.6	12.8	46.3	49.9

Gross bookings by business model
Agency	$6,737	$10,362	$8,855	$8,325	$11,346	$12,773	$10,904	$9,469	$13,425	$12,370	$10,927	$34,279	$44,492
Merchant	8,685	10,453	9,870	9,138	13,066	13,366	13,083	11,042	15,976	14,951	14,758	38,146	50,557
Total	$15,422	$20,815	$18,725	$17,463	$24,412	$26,139	$23,987	$20,511	$29,401	$27,321	$25,685	$72,425	$95,049

Lodging gross bookings	$12,002	$14,431	$13,046	$12,000	$17,756	$17,867	$17,099	$14,117	$21,055	$19,167	$18,513	$51,479	$66,839

Revenue by segment
B2C	$1,025	$1,715	$2,351	$1,730	$1,740	$2,420	$2,707	$1,874	$1,921	$2,415	$2,819	$6,821	$8,741
B2B	184	305	490	481	432	650	788	676	668	861	995	1,460	2,546
trivago (third-party revenue)	37	91	121	68	77	111	124	68	76	82	115	317	380
Total	$1,246	$2,111	$2,962	$2,279	$2,249	$3,181	$3,619	$2,618	$2,665	$3,358	$3,929	$8,598	$11,667

Revenue by product
Lodging	$903	$1,533	$2,300	$1,713	$1,610	$2,400	$2,881	$2,014	$2,029	$2,698	$3,233	$6,449	$8,905
Air	50	78	61	65	74	95	100	93	113	111	100	254	362
Advertising and media(1)	88	161	202	152	166	213	222	176	175	201	240	603	777
Other(2)	205	339	399	349	399	473	416	335	348	348	356	1,292	1,623
Total	$1,246	$2,111	$2,962	$2,279	$2,249	$3,181	$3,619	$2,618	$2,665	$3,358	$3,929	$8,598	$11,667

Revenue by geography
U.S. points of sale	$1,001	$1,736	$2,177	$1,655	$1,656	$2,208	$2,358	$1,717	$1,748	$2,172	$2,440	$6,569	$7,939
Non-U.S. points of sale	245	375	785	624	593	973	1,261	901	917	1,186	1,489	2,029	3,728
Total	$1,246	$2,111	$2,962	$2,279	$2,249	$3,181	$3,619	$2,618	$2,665	$3,358	$3,929	$8,598	$11,667

Adjusted EBITDA by segment(3)
B2C	$106	$316	$879	$481	$188	$582	$943	$411	$148	$653	$1,056	$1,782	$2,124
B2B	(57)	(4)	74	97	80	156	221	142	133	206	266	110	599
Other(4)	(107)	(111)	(98)	(99)	(95)	(90)	(85)	(104)	(96)	(112)	(106)	(415)	(374)
Total	$(58)	$201	$855	$479	$173	$648	$1,079	$449	$185	$747	$1,216	$1,477	$2,349

Net income (loss) attributable to Expedia Group common stockholders(5)	$(606)	$(301)	$362	$276	$(122)	$(185)	$482	$177	$(145)	$385	$425	$(269)	$352

(1) Our advertising and media business consists of Expedia Group Media Solutions, which is responsible for generating advertising revenue on our global online travel brands, and trivago, a leading hotel metasearch site.
(2) Other revenue primarily includes insurance, car rental, destination services and cruise revenue.
(3) See the section below titled "Tabular Reconciliations for Non-GAAP Measures — Adjusted EBITDA by segment" for additional details.
(4) Other is comprised of trivago, corporate and intercompany eliminations.
(5) Expedia Group does not calculate or report net income (loss) by segment.

Notes:
•All trivago revenue is classified as Non-U.S. point of sale.
•B2B includes Egencia, our former full-service travel management company, through its sale in November 2021.
•Some numbers may not add due to rounding. All percentages throughout this release are calculated on precise, unrounded numbers.

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Revenue	$3,929	$3,619	$9,952	$9,049
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	412	455	1,233	1,245
Selling and marketing (1)	1,856	1,669	5,300	4,724
Technology and content (1)	340	310	1,001	864
General and administrative (1)	194	187	572	562
Depreciation and amortization	208	199	599	593
Impairment of goodwill	297	—	297	—
Impairment of intangible assets	15	52	15	81
Legal reserves, occupancy tax and other	—	—	6	23
Operating income	607	747	929	957
Other income (expense):
Interest income	56	20	162	33
Interest expense	(62)	(63)	(184)	(217)
Gain on debt extinguishment, net	—	73	—	49
Other, net	(157)	(87)	(60)	(467)
Total other expense, net	(163)	(57)	(82)	(602)
Income before income taxes	444	690	847	355
Provision for income taxes	(139)	(214)	(295)	(187)
Net income	305	476	552	168
Net loss attributable to non-controlling interests	120	6	113	7
Net income attributable to Expedia Group, Inc.	$425	$482	$665	$175

Earnings per share attributable to Expedia Group, Inc. available to common stockholders:
Basic	$2.98	$3.05	$4.51	$1.11
Diluted	2.87	2.98	4.37	1.08
Shares used in computing earnings per share (000's):
Basic	142,228	157,628	147,253	157,100
Diluted	147,748	161,829	152,172	162,495

(1) Includes stock-based compensation as follows:
Cost of revenue	$3	$4	$10	$10
Selling and marketing	20	18	60	50
Technology and content	35	28	105	82
General and administrative	47	47	139	138

EXPEDIA GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except number of shares which are reflected in thousands and par value)

	September 30, 2023	December 31, 2022	September 30, 2022
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,056	$4,096	$4,588
Restricted cash and cash equivalents	1,436	1,755	1,778
Short-term investments	—	48	49
Accounts receivable, net of allowance of $52, $40 and $61	2,753	2,078	1,991
Income taxes receivable	84	40	65
Prepaid expenses and other current assets	765	774	799
Total current assets	10,094	8,791	9,270
Property and equipment, net	2,354	2,210	2,169
Operating lease right-of-use assets	330	363	360
Long-term investments and other assets	1,155	1,184	1,122
Deferred income taxes	595	661	626
Intangible assets, net	1,149	1,209	1,223
Goodwill	6,845	7,143	7,109
TOTAL ASSETS	$22,522	$21,561	$21,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, merchant	$1,887	$1,709	$1,535
Accounts payable, other	1,130	947	1,132
Deferred merchant bookings	8,394	7,151	7,457
Deferred revenue	167	163	160
Income taxes payable	108	21	46
Accrued expenses and other current liabilities	874	787	789
Total current liabilities	12,560	10,778	11,119
Long-term debt	6,250	6,240	6,237
Deferred income taxes	34	52	50
Operating lease liabilities	288	312	315
Other long-term liabilities	464	451	445
Commitments and contingencies
Stockholders’ equity:
Common stock: $.0001 par value; Authorized shares: 1,600,000	—	—	—
Shares issued: 280,957, 278,264 and 277,607; Shares outstanding: 134,331, 147,757 and 150,966
Class B common stock: $.0001 par value; Authorized shares: 400,000	—	—	—
Shares issued: 12,800; Shares outstanding: 5,523
Additional paid-in capital	15,227	14,795	14,674
Treasury stock - Common stock and Class B, at cost; Shares 153,903, 137,783 and 133,917	(12,550)	(10,869)	(10,503)
Retained earnings (deficit)	(764)	(1,409)	(1,586)
Accumulated other comprehensive income (loss)	(240)	(234)	(317)
Total Expedia Group, Inc. stockholders’ equity	1,673	2,283	2,268
Non-redeemable non-controlling interests	1,253	1,445	1,445
Total stockholders’ equity	2,926	3,728	3,713
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,522	$21,561	$21,879

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended September 30,
	2023	2022
Operating activities:
Net income	$552	$168
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	555	527
Amortization of intangible assets	44	66
Impairment of goodwill and intangible assets	312	81
Amortization of stock-based compensation	314	280
Deferred income taxes	49	106
Foreign exchange loss on cash, restricted cash and short-term investments, net	32	193
Realized loss on foreign currency forwards, net	35	170
Loss on minority equity investments, net	73	423
Gain on debt extinguishment, net	—	(49)
Other, net	34	(26)
Changes in operating assets and liabilities:
Accounts receivable	(704)	(748)
Prepaid expenses and other assets	43	31
Accounts payable, merchant	178	202
Accounts payable, other, accrued expenses and other liabilities	223	422
Tax payable/receivable, net	(55)	6
Deferred merchant bookings	1,243	1,770
Net cash provided by operating activities	2,928	3,622
Investing activities:
Capital expenditures, including internal-use software and website development	(669)	(485)
Purchases of investments	—	(60)
Sales and maturities of investments	49	200
Proceeds from initial exchange of cross-currency interest rate swaps	—	337
Payments for initial exchange of cross-currency interest rate swaps	—	(337)
Other, net	(15)	(169)
Net cash used in investing activities	(635)	(514)
Financing activities:
Payment of long-term debt	—	(2,141)
Debt extinguishment costs	—	(22)
Purchases of treasury stock	(1,669)	(241)
Proceeds from exercise of equity awards and employee stock purchase plan	53	125
Other, net	17	34
Net cash used in financing activities	(1,599)	(2,245)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(53)	(302)
Net increase in cash, cash equivalents and restricted cash and cash equivalents	641	561
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	5,851	5,805
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$6,492	$6,366
Supplemental cash flow information
Cash paid for interest	$197	$254
Income tax payments, net	228	71

Notes & Definitions:

Booked Room Nights: Represents booked hotel room nights and property nights for our B2C reportable segment and booked hotel room nights for our B2B reportable segment. Booked hotel room nights include both merchant and agency hotel room nights. Property nights are related to our alternative accommodation business.

Booked Air Tickets: Includes both merchant and agency air bookings.

Gross Bookings: Generally represent the total retail value of transactions booked, recorded at the time of booking reflecting the total price due for travel by travelers, including taxes, fees and other charges, adjusted for cancellations and refunds.

Lodging Metrics: Reported on a booked basis except for revenue, which is on a stayed basis. Lodging consists of both merchant and agency model hotel and alternative accommodations.

B2C: The B2C segment (formerly referred to as Retail) provides a full range of travel and advertising services to our worldwide customers through a variety of consumer brands including: Expedia, Hotels.com, Vrbo, Orbitz, Travelocity, Wotif Group, ebookers, Hotwire.com, and CarRentals.com.

B2B: The B2B segment is comprised primarily of Expedia Partner Solutions, which operates private label and co-branded programs to make travel services available through third-party company branded websites and Egencia through its sale on November 1, 2021. The B2B segment also includes Expedia Cruises and Traveldoo.

trivago: The trivago segment generates advertising revenue primarily from sending referrals to online travel companies and travel service providers from its localized hotel metasearch websites.

Corporate: Includes unallocated corporate expenses.

Non-GAAP Measures
Expedia Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Leverage Ratio, Adjusted Net Income (Loss), Adjusted EPS, Free Cash Flow and Adjusted Expenses (non-GAAP cost of revenue, non-GAAP selling and marketing, non-GAAP technology and content and non-GAAP general and administrative), all of which are supplemental measures to GAAP and are defined by the SEC as non-GAAP financial measures. These measures are among the primary metrics by which management evaluates the performance of the business and on which internal budgets are based. Management believes that investors should have access to the same set of tools that management uses to analyze our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS have certain limitations in that they do not take into account the impact of certain expenses to our consolidated statements of operations. We endeavor to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures. Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS also exclude certain items related to transactional tax matters, which may ultimately be settled in cash. We urge investors to review the detailed disclosure regarding these matters in the Management Discussion and Analysis and Legal Proceedings sections, as well as the notes to the financial statements, included in the Company's annual and quarterly reports filed with the Securities and Exchange Commission. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Adjusted EBITDA is defined as net income (loss) attributable to Expedia Group adjusted for:
(1) net income (loss) attributable to non-controlling interests;
(2) provision for income taxes;
(3) total other expenses, net;
(4) stock-based compensation expense, including compensation expense related to certain subsidiary equity plans;
(5) acquisition-related impacts, including
(i) amortization of intangible assets and goodwill and intangible asset impairment,
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements; and
(iii) upfront consideration paid to settle employee compensation plans of the acquiree;
(6) certain other items, including restructuring;
(7) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g. hotel and excise taxes), related to court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings;
(8) that portion of gains (losses) on revenue hedging activities that are included in other, net that relate to revenue recognized in the period; and
(9) depreciation.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA is a useful measure for analysts and investors to evaluate our future on-going performance as this measure allows a more meaningful comparison of our performance and projected cash earnings with our historical results from prior periods and to the results of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. In addition, we believe that by excluding certain items, such as stock-based compensation and acquisition-related impacts, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

Trailing Twelve Month Financial Information
Expedia Group includes certain unaudited financial information for the trailing twelve months ("TTM") ended September 30, 2023, which is calculated as the nine months ended September 30, 2023 plus the year ended December 31, 2022 less the nine months ended September 30, 2022. This presentation is not in accordance with GAAP. However, we believe that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results.

Adjusted Net Income (Loss) generally captures all items on the statements of operations that occur in normal course operations and have been, or ultimately will be, settled in cash and is defined as net income (loss) attributable to Expedia Group plus the following items, net of tax(a):
(1) stock-based compensation expense, including compensation expense related to equity plans of certain subsidiaries and equity-method investments;
(2) acquisition-related impacts, including;
(i) amortization of intangible assets, including as part of equity-method investments, and goodwill and intangible asset impairment;
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements;
(iii) upfront consideration paid to settle employee compensation plans of the acquiree; and
(iv) gains (losses) recognized on non-controlling investment basis adjustments when we acquire or lose controlling interests;
(3) currency gains or losses on U.S. dollar denominated cash;
(4) the changes in fair value of equity investments;
(5) certain other items, including restructuring charges;
(6) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g., hotel occupancy and excise taxes), related court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings, including as part of equity method investments;
(7) discontinued operations;
(8) the non-controlling interest impact of the aforementioned adjustment items; and
(9) unrealized gains (losses) on revenue hedging activities that are included in other, net.
Adjusted Net Income (Loss) includes preferred share dividends. We believe Adjusted Net Income (Loss) is useful to investors because it represents Expedia Group's combined results, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses and items not directly tied to the core operations of our businesses.

(a)Effective January 1, 2023, we changed our methodology for the computation of the effective tax rate on pretax adjusted net income to a long-term projected tax rate as our management believes this tax rate provides better consistency across reporting periods and produces results that are reflective of Expedia Group’s long-term effective tax rate. This projected effective tax rate excludes the income tax effects of Adjusted Net Income items described above and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using an effective tax rate on pretax adjusted net income of 21.5% for 2023.

Adjusted EPS is defined as Adjusted Net Income (Loss) divided by adjusted weighted average shares outstanding, which, when applicable, include dilution from our convertible debt instruments per the treasury stock method for Adjusted EPS. The treasury stock method assumes we would elect to settle the principal amount of the debt for cash and the conversion premium for shares. If the conversion prices for such instruments exceed our average stock price for the period, the instruments generally would have no impact to adjusted weighted average shares outstanding. This differs from the GAAP method for dilution from our convertible debt instruments, which include them on an if-converted method. We believe Adjusted EPS is useful to investors because it represents, on a per share basis, Expedia Group's consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, taxes, foreign exchange gains or losses, and minority interest, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. Adjusted Net Income (Loss) and Adjusted EPS have similar limitations as Adjusted EBITDA. In addition, Adjusted Net Income (Loss) does not include all items that affect our net income (loss) and net income (loss) per share for the period. Therefore, we think it is important to evaluate these measures along with our consolidated statements of operations.

Free Cash Flow is defined as net cash flow provided by operating activities less capital expenditures. Management believes Free Cash Flow is useful to investors because it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate Free Cash Flow along with the consolidated statements of cash flows.

Adjusted Expenses (cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses) exclude stock-based compensation related to expenses for stock options, restricted stock units and other equity compensation under applicable stock-based compensation accounting standards. Expedia Group excludes stock-based compensation from these measures primarily because they are non-cash expenses that we do not believe are necessarily reflective of our ongoing cash operating expenses and cash operating income. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting applicable stock-based compensation accounting standards, management believes that providing non-GAAP financial measures that exclude stock-based compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing management with an important tool for financial operational decision making and for evaluating our own recurring core business operating results over different periods of time. There are certain limitations in using financial measures that do not take into account stock-based compensation, including the fact that stock-based compensation is a recurring expense and a valued part of employees' compensation. Therefore, it is important to evaluate both our GAAP and non-GAAP measures. See the Notes to the Consolidated Statements of Operations for stock-based compensation by line item.

Expedia Group, Inc. (excluding trivago) In order to provide increased transparency on the transaction-based component of the business, Expedia Group is reporting results both in total and excluding trivago.

In addition, we evaluate certain operating and financial measures, including revenue growth, on both an as-reported and excluding the impact of foreign exchange, FX neutral, basis. FX neutral results are among the primary metrics by which management evaluates the performance of the business and management believes that investors should have access to the same set of tools that management uses to analyze our results. We estimate FX neutral revenue growth by (i) excluding the FX impacts resulting from the time period between a transaction's booking date and revenue recognition date for both the current and prior year periods, and (ii) converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period exchange rates rather than the current-year period exchange rates.

Tabular Reconciliations for Non-GAAP Measures
Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization) by Segment(1)

	Three months ended September 30, 2023
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income	$935	$237	$16	$(581)	$607
Realized gain (loss) on revenue hedges	(16)	—	—	—	(16)
Stock-based compensation	—	—	—	105	105
Amortization of intangible assets	—	—	—	14	14
Depreciation	137	29	2	26	194
Impairment of goodwill	—	—	—	297	297
Impairment of intangible assets	—	—	—	15	15
Adjusted EBITDA(1)	$1,056	$266	$18	$(124)	$1,216

	Three months ended September 30, 2022
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income	$827	$205	$32	$(317)	$747
Realized gain (loss) on revenue hedges	(10)	(6)	—	—	(16)
Stock-based compensation	—	—	—	97	97
Amortization of intangible assets	—	—	—	23	23
Depreciation	126	22	2	26	176
Impairment of intangible assets	—	—	—	52	52
Adjusted EBITDA(1)	$943	$221	$34	$(119)	$1,079
(1) Adjusted EBITDA for our B2C and B2B segments includes allocations of certain expenses, primarily cost of revenue and facilities, the total costs of our global travel supply organizations, the majority of platform and marketplace technology costs, and the realized foreign currency gains or losses related to the forward contracts hedging a component of our net merchant lodging revenue. We base the allocations primarily on transaction volumes and other usage metrics. We do not allocate certain shared expenses such as accounting, human resources, certain information technology and legal to our reportable segments. We include these expenses in Corporate and Eliminations. Our allocation methodology is periodically evaluated and may change.

Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization)

	Three months ended September 30,		Nine months ended September 30,		Year Ended December 31,	TTM September 30,
	2023	2022	2023	2022	2022	2023
	($ in millions)
Net income attributable to Expedia Group, Inc.	$425	$482	$665	$175	$352	$842
Net loss attributable to non-controlling interests	(120)	(6)	(113)	(7)	(9)	(115)
Provision for income taxes	139	214	295	187	195	303
Total other expense, net	163	57	82	602	547	27
Operating income	607	747	929	957	1,085	1,057
Gain (loss) on revenue hedges related to revenue recognized	(16)	(16)	(12)	(34)	(6)	16
Legal reserves, occupancy tax and other	—	—	6	23	23	6
Stock-based compensation	105	97	314	280	374	408
Depreciation and amortization	208	199	599	593	792	798
Impairment of goodwill	297	—	297	—	—	297
Impairment of intangible assets	15	52	15	81	81	15
Adjusted EBITDA	$1,216	$1,079	$2,148	$1,900	$2,349	$2,597
Net income margin(1)	10.8%	13.3%	6.7%	1.9%	3.0%	6.7%
Adjusted EBITDA margin(1)	30.9%	29.8%	21.6%	21.0%	20.1%	20.7%

Long-term debt						$6,250
Long-term debt to net income ratio						7.4

Long-term debt						$6,250
Unamortized discounts and debt issuance costs						44
Adjusted debt						$6,294
Leverage ratio(2)						2.4
(1) Net income and Adjusted EBITDA margins represent net income (loss) attributable to Expedia Group, Inc. or Adjusted EBITDA divided by revenue.
(2) Leverage ratio represents adjusted debt divided by TTM Adjusted EBITDA.

Adjusted Net Income (Loss) & Adjusted EPS

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(In millions, except share and per share data)
Net income attributable to Expedia Group, Inc.	$425	$482	$665	$175
Less: Net loss attributable to non-controlling interests	120	6	113	7
Less: Provision for income taxes	(139)	(214)	(295)	(187)
Income before income taxes	444	690	847	355
Amortization of intangible assets	14	23	44	66
Stock-based compensation	105	97	314	280
Legal reserves, occupancy tax and other	—	—	6	23
Impairment of goodwill	297	—	297	—
Impairment of intangible assets	15	52	15	81
Unrealized (gain) loss on revenue hedges	(4)	(9)	11	(15)
Loss on minority equity investments, net	127	71	73	423
Gain on debt extinguishment, net	—	(73)	—	(49)
TripAdvisor tax indemnification adjustment	—	—	(67)	—
Gain on sale of business	—	—	(24)	(2)
Adjusted income before income taxes	998	851	1,516	1,162

GAAP Provision for income taxes	(139)	(214)	(295)	(187)
Provision for income taxes for adjustments	(76)	12	(31)	(74)
Total Adjusted provision for income taxes	(215)	(202)	(326)	(261)
Total Adjusted income tax rate	21.5%	23.7%	21.5%	22.5%

Non-controlling interests	(5)	(9)	(14)	(25)
Adjusted net income attributable to Expedia Group, Inc.	$778	$640	$1,176	$876

GAAP diluted weighted average shares outstanding (000's)	147,748	161,829	152,172	162,495
Adjustment to dilutive securities (000's)	(3,921)	(3,921)	(3,921)	(3,921)
Adjusted weighted average shares outstanding (000's)	143,827	157,908	148,251	158,574

GAAP diluted earnings per share	$2.87	$2.98	$4.37	$1.08
Adjusted earnings per share attributable to Expedia Group, Inc.	$5.41	$4.05	$7.93	$5.53

Ex-trivago Adjusted Net Income and Adjusted EPS
Adjusted net income attributable to Expedia Group, Inc.	$778	$640	$1,176	$876
Less: Adjusted net income attributable to trivago	9	17	25	46
Adjusted net income excluding trivago	$769	$623	$1,151	$830

Adjusted earnings per share attributable to Expedia Group, Inc.	$5.41	$4.05	$7.93	$5.53
Less: Adjusted earnings per share attributable to trivago	0.06	0.11	0.17	0.29
Adjusted earnings per share excluding trivago	$5.35	$3.94	$7.76	$5.23

Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(In millions)
Net cash provided by operating activities	$(1,375)	$(997)	$2,928	$3,622
Less: Total capital expenditures	(213)	(170)	(669)	(485)
Free cash flow	$(1,588)	$(1,167)	$2,259	$3,137

Adjusted Expenses (Cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(In millions)
Cost of revenue	$412	$455	$1,233	$1,245
Less: stock-based compensation	3	4	10	10
Adjusted cost of revenue	$409	$451	$1,223	$1,235
Less: trivago cost of revenue(1)	5	5	14	13
Adjusted cost of revenue excluding trivago	$404	$446	$1,209	$1,222

Selling and marketing expense - direct	$1,671	$1,504	$4,737	$4,229
Selling and marketing expense - indirect	185	165	563	495
Selling and marketing expense	1,856	1,669	5,300	4,724
Less: stock-based compensation	20	18	60	50
Adjusted selling and marketing expense	$1,836	$1,651	$5,240	$4,674
Less: trivago selling and marketing expense(1)(2)	74	68	149	148
Adjusted selling and marketing expense excluding trivago	$1,762	$1,583	$5,091	$4,526

Technology and content expense	$340	$310	$1,001	$864
Less: stock-based compensation	35	28	105	82
Adjusted technology and content expense	$305	$282	$896	$782
Less: trivago technology and content expense(1)	11	11	34	36
Adjusted technology and content expense excluding trivago	$294	$271	$862	$746

General and administrative expense	$194	$187	$572	$562
Less: stock-based compensation	47	47	139	138
Adjusted general and administrative expense	$147	$140	$433	$424
Less: trivago general and administrative expense(1)	7	7	24	23
Adjusted general and administrative expense excluding trivago	$140	$133	$409	$401

Total adjusted overhead expenses(3)	$617	$569	$1,832	$1,651
Note: Some numbers may not add due to rounding.
(1) trivago amount presented without stock-based compensation as those are included with the consolidated totals above.
(2) Selling and marketing expense adjusted to add back B2C direct marketing spend on trivago eliminated in consolidation.
(3) Total adjusted overhead expenses is the sum of adjusted expenses for Selling and marketing - indirect, Technology and content, and General and administrative.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements are based on assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “believe,” “estimate,” “expect” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future revenues, expenses, margins, profitability, net income (loss), earnings per share and other measures of results of operations and the prospects for future growth of Expedia Group, Inc.’s business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q, which are available on our investor relations website at ir.expediagroup.com and on the SEC website at www.sec.gov. All information provided in this release is as of November 2, 2023. Undue reliance should not be placed on forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.